Exhibit 10.3

Corporate Letter of Offer

“Channell Bushmans Group

8 October 2007

National Australia Bank Limited ABN 12 004 044 937

Relationship Management

The banking needs of “Channell Bushmans Group” will be met by a specialist team located at the NAB’s location.

Through our strong focus on actively managing our relationship with the group we will be able to offer a number of benefits through our location:

•                                          A dedicated Relationship Manager who your team will be able to deal directly with at times and who will be working hard to add value to your business and respond quickly to your needs.

•                                          Your dedicated Relationship Manager will be a central point of contact to access the complete suite of NAB’s specialised services including Interest Rate Risk Management, Trade Solutions, Leasing and Fleet Services and Wealth Creation.

The dedicated team at the location is led by:

•	Director	Patrick Ying
	Direct Telephone Number	(02) 9237 9756
	Facsimile Number	(02) 9237 9752
	Email	Patrick.Ying@nab.com.au

•	Associate Director	Graeme Johnson
	Direct Telephone Number	(02) 9237 9731
	Facsimile Number	(02) 9237 9752
	Email	Graeme. L.Johnson@nab.com.au

•	Account Manager	Linda Hardy
	Direct Telephone Number	(02) 9237 1917
	Facsimile Number	(02) 9237 9752
	Email	Linda. H ardy@nab. com. au

Other important members of the team will include:

•	Credit Analyst	Joseph Ritchie
	Direct Telephone Number	(02) 9237 9735
	Facsimile Number	(02) 9237 9752
	Email	Joseph.H .Ritchie@nab.com.au

•	Business Banking Assistant	Ngoc Tran
	Direct Telephone Number	(02) 9237 9253
	Facsimile Number	(02) 9237 9752
	Email	Ngoc.Chau.Tran@nab.com.au

Offer Period

This Letter of Offer remains available for acceptance until 12th October 2007.

We may withdraw our offer at any time before it is accepted by each Borrower if we become aware of anything which, in our opinion, adversely alters the basis on which we made our offer.

Thank you for the opportunity to provide the enclosed Letter of Offer to the group for its consideration.

Yours sincerely,

/s/ Graeme Johnson
Graeme Johnson
Associate Director

Table of Contents

Part 1	Details of Facilities			7
	1		Facility Summary	7
	2		New facilities in this Letter of Offer	8
	3		Other facilities	10
Part 2	Security			11

Part 3	Establishment Fees and Charges			12

Part 4	Conditions Precedent, Special Conditions and other information			13

Part 5	Covenants and Undertakings			14

Part 6	Property Conditions			17

Part 7	General Conditions			18

	1	Conditions precedent		18
	2	Facility limits and other limits		18
	3	Payment obligations		18
		3.1	General repayment obligations	18
		3.2	Fees charges and other premiums	18
		3.3	Obligation to pay interest	19
		3.4	Interest rates	19
		3.5	Pricing Review	19
		3.6	Payments generally to be made in Australian Dollars	20
		3.7	Payment in cleared funds	20
		3.8	No set off or deduction	20
		3.9	Payments due on non-banking days	20
		3.10	Time for payment	20
	4	Economic costs		20
		4.1	Payment of economic costs	20
		4.2	Economic events	21
		4.3	Calculation of economic costs	21
	5	Representations and warranties		22
		5.1	General Representations and Warranties	22
		5.2	Additional representations and warranties from a trustee	23
		5.3	Representations and warranties are repeated	23
	6	Undertakings and covenants		23
		6.1	Negative Pledge	23
		6.2	General undertakings	24
		6.3	Additional undertakings from a trustee	24
		6.4	Change of Shareholding	25
		6.5	Partnerships	25
		6.6	Class Order	25
		6.7	Changes to Accounting Standards	25
		6.8	Appointment of Consultants	26
	7	Default		26
		7.1	General Events of Default	26
		7.2	Additional Events of Default	27
		7.3	Consequences of default	28
		7.4	Default Interest	28
		7.5	Fees	29
		7.6	Additional review rights	29
		7.7	Obligations not affected	29
	8	Review		29
		8.1	Scope and frequency	29
		8.2	Assistance	29
	9	Change of Circumstances		29
		9.1	Illegality	29
		9.2	Increased Costs	29
	10	Liability for regulatory events		30

	11	Confidentiality		30
	12	Accounting for transactions		31
	13	Setting off money		31
	14	Holding Over		32
	15	Telephone recording		32
	16	Code of Banking Practice		32
	17	Notices, other communications and service of documents		33
		17.1	Service	33
		17.2	NAB’s right to rely on notices	33
	18	General		33
		18.1	Statements of Account	33
		18.2	The Bank’s certificates	33
		18.3	How the Bank may exercise its rights	34
		18.4	Preservation of the Borrowers’ liability	34
		18.5	Consents and Conditions	34
		18.6	Variation	34
		18.7	GST	35
		18.8	Valuations are for the Bank’s benefit	35
		18.9	Indemnities	35
		18.10	Inconsistent and applicable law	35
		18.11	Severability	35
		18.12	Assignment	35
	19	Definitions and interpretation		36
	20	Inconsistency		44
		20.1	Precedence of this clause	44
		20.2	Transaction documents	44
		20.3	Facilities	44

Part 8	Bank Guarantee Facility Specific Conditions			45

Acceptance of Letter of Offer				47

Acknowledgment by Guarantor/Security Provider				49

Part 1              Details of Facilities

1                                         Facility Summary

The Bank offers to provide the facilities detailed within this Letter of Offer to “Channell Bushmans Group”. A summary of these facilities is set out below. Facilities marked with a + (if any) are part of a Multi Option Facility.

FACILITY SUMMARY

Borrower:	Channell Pty Limited

ABN:	29002735622

Facility Type:	Guarantee by Bank
Facility Limit:	$300,000.00

Facility Type:	Business Card
Facility Limit:	$50,000.00

Facility Type:	Transactional Negotiation Authority
Facility Limit:	$200,000.00

Borrower Total:	$550,000.00

Borrower:	Bushmans Group Pty Limited

Facility Type:	Transactional Negotiation Authority
Facility Limit:	$275,000.00

Facility Type:	Business Card
Facility Limit:	$200,000.00

Facility Type:	Guarantee By Bank
Facility Limit:	$86,745.00

Borrower Total:	$561,745.00

Group Total:	$1,111,745.00 (Australian dollar facilities only)

This Facility Summary is provided for information purposes only and does not form part of, or vary, the terms of any of the facilities referred to in it.

2                                         New facilities in this Letter of Offer

New facilities are detailed below.

Borrower: Bushmans Group Pty Limited

Bank Guarantee Facility

Purpose/Utilisation:	Performance Guarantee

Facility limit:	$86,745 (eighty six thousand, seven hundred and forty five dollars)

Expiry Date:	31st October 2008

Issuing Fee:	1.80% of the face value of each bank guarantee payable on issue, subject to a minimum fee of $500 for each bank guarantee.

Half Yearly Fee:	3.60% of the face value of each bank guarantee per year.

Payable in arrears, on a pro-rata basis, half yearly from the issue date and on cancellation of the Bank guarantee.

Minimum (total) fee of $500 for each bank guarantee.

Securities:	All securities detailed in Part 2

Specific Conditions:	Bank Guarantee Facility Specific Conditions

Borrower: Channell Pty Limited

Bank Guarantee Facility

Purpose/Utilisation:	Performance Guarantee

Facility limit:	$300,000 (three hundred thousand dollars)

Expiry Date:	31st October 2008

Issuing Fee:	1.80% of the face value of each bank guarantee payable on issue, subject to a minimum fee of $500 for each bank guarantee.

Half Yearly Fee:	3.60% of the face value of each bank guarantee per year.

Payable in arrears, on a pro-rata basis, half yearly from the issue date and on cancellation of the Bank guarantee.

Minimum (total) fee of $500 for each bank guarantee.

Securities:	All securities detailed in Part 2

Specific Conditions:	Bank Guarantee Facility Specific Conditions

Borrower: Channell Pty Limited

Transaction Negotiation Authorities Facility

Purpose/Utilisation:	Automation of Payroll

Facility limit:	$200,000 (two hundred thousand dollars)

Expiry Date:	31st October 2008

Securities:	All securities detailed in Part 2

Specific Conditions:	Those contained in original facility documentation.

Borrower: Bushmans Group Pty Limited

Transaction Negotiation Authorities Facility

Purpose/Utilisation:	Automation of Payroll

Facility limit:	$275,000 (two hundred and seventy five thousand dollars)

Expiry Date:	31st October 2008

Securities:	All securities detailed in Part 2

Specific Conditions:	Those contained in original facility documentation.

Customer: Bushmans Group Pty Limited

Business Credit Card Facility

Purpose/Utilisation:	Purchasing

Facility limit:	$200,000 (two hundred thousand dollars)

Expiry:	31st October 2008

Securities:	All securities detailed in Part 2

Specific Conditions:	The Bank may decline any request to utilise the facility at its discretion.

Customer: Channell Pty Limited

Business Credit Card Facility

Purpose/Utilisation:	Purchasing

Facility limit:	$50,000 (fifty thousand dollars)

Expiry:	31st October 2008

Securities:	All securities detailed in Part 2

Specific Conditions:	The Bank may decline any request to utilise the facility at its discretion.

3                                         Other facilities

Any existing facilities held by a Borrower, and any new facilities provided to a Borrower that are not documented in this Letter of Offer, are listed out below.

Part 2              Security

Unless the Bank specifies in writing to the contrary, the securities listed below, together with any additional or replacement securities provided by a Borrower or a security provider, secure all facilities.

Each Borrower must provide, and must ensure that each security pro vider provides, all the following securities in a form and substance satisfactory to the Bank (if the Borrower or the security provider has not already done so).

The grant of any new securities detailed below does not prejudice or waive the Bank’s right to rely upon, and enforce, earlier securities, unless otherwise specified.

Fixed & Floating Charge

Over the whole of the company assets including goodwill and uncalled capital and called but unpaid capital together with relative insurance policy assigned to the National Australia Bank Limited given by

1.                                       Channell Pty Limited ABN 29 002 735 622

Guarantee and Indemnity

2.                                       In support of Bushmans Group Pty Limited ABN 99 109 821 614 for $561,745.00 and other liabilities given by:- Channell Pty Limited ABN 29 002 735 622

3.                                       Term Deposit Letter of Set Off over Term Deposit Number 85-876-2380 in the name of Channell Pty Limited

Part 3              Establishment Fees and Charges

The Borrower agrees to pay the following fees and charges immediately on acceptance of this Letter of Offer (unless otherwise advised by the Bank):

Not Applicable

Any additional cost incurred for the use of the Banks’ internal legal department, external solicitors and consultants will be borne by the Borrower (or if there is more than one Borrower, jointly and severally by all Borrowers).

These fees and charges are in addition to any fees set out in the Details, the Specific Conditions, and in the relevant Fees Guide as amended from time to time.

Other fees and charges may be payable as set out in each Agreement.

Part 4              Conditions Precedent, Special Conditions and other information

1                                         General

Not Applicable

2                                         Other Information

Part 5              Covenants and Undertakings

Reporting Covenants

Each Borrower undertakes to comply with the following reporting covenants at all times.

These reporting covenants are to be assessed and reported as detailed below.

Annual Accounts (Audited - Including Cashflow)

Within 150 days of the close of each financial year, a copy of the audited annual report or balance sheet, profit & loss account, and a copy of the projected cashflow budget for the ensuing year for Channell Pty Limited ABN 29 002 735 622.

Interim Accounts (Excluding Cashflow)

Within 90 days of the close of each half year, a copy of the Borrower’s half yearly management accounts including balance sheet and profit & loss statement for Channell Pty Limited ABN 29 002 735 622.

Definitions

For the purposes of these Covenants and Undertakings:

capital adequacy means tangible net worth divided by total tangible assets. current ratio means Current Assets divided by Current Liabilities.

dividend payout amount means the amount of dividend payments plus increased loans to shareholders, expressed as a percentage of Net Profit after Tax.

finance charges means operating lease rental expense.

financial charges cover means Earnings Before Interest and Tax plus finance charges divided by interest plus finance charges.

gearing / leverage ratio means Total Liabilities divided by tangible net worth.

intangible assets means deferred development expenses, deferred foreign exchange gains, organisational or experimental expenses, research and development expenses, intellectual property, future income tax benefits, goodwill, patents, trademarks, service marks, design rights, franchises, copyrights, licences, underwriting and formation expenses and other items of a like nature which, according to current accounting practice, are regarded as intangible assets.

interest for the purpose of financial reporting covenants means gross interest expense (including finance lease, other external debt and subordinated debt interest).

interest cover means Earnings Before Interest and Tax divided by interest (including finance lease, other external debt and subordinated debt interest).

inventory and debtors to working capital debt ratio means inventory and debtors divided by working capital debt.

net property income means, in respect of the relevant period:

(i)                                  the aggregate income actually received by the Borrower during that relevant period from any valid and binding lease or agreement to lease, licence or other agreement entered into by the Borrower;

(ii)                                  if approved by the Bank, any other income actually received from the ownership or use of the assets that relate to the project received by the Borrower during that relevant period; and

(iii)                               outgoing recoveries received by the Borrower during that relevant period, less

(iv)                              the aggregate amount of outgoings incurred or paid by the Borrower during that relevant period occupancy (Accommodation) means actual level of rooms occupied of the motel/hotel divided by the total number of rooms.

occupancy (Commercial) means total occupied space, at any given time, divided by the total lettable space as determined by the Bank at the Bank’s discretion.

outgoing recoveries means amounts that the Borrower actually recovers or is reimbursed for under any lease or agreement for lease in relation to outgoings incurred or paid by the Borrower.

outgoings means in relation to so much of the project which is the subject of a lease or agreement to lease:

(i)                                     municipal rates;

(ii)                                  water & sewerage rates;

(iii)                               land tax;

(iv)                              all insurance expenses;

(v)                                 electricity;

(vi)                              common area cleaning;

(vii)                           property/centre management including salaries and all office administration expenses;

(viii)                        advertising & promotion costs;

(ix)                                air conditioning & ventilation maintenance;

(x)                                   building cleaning & maintenance;

(xi)                                lift & escalator operation & maintenance;

(xii)                             general repairs & maintenance;

(xiii)                          fire protection expenses;

(xiv)                         public address expenses;

(xv)                            gas & oil expenses;

(xvi)                         pest control;

(xvii)                      security;

(xviii)                   building management system expenses;

(xix)                           energy management systems;

(xx)                              sewage disposal;

(xxi)                           telephones;

(xxii)                        gardening/landscaping;

(xxiii)                     signage expenses;

(xxiv)                    lease commissions; and

(xxv)                       other sundry expenses incurred in relation to ownership of the funded property.

presales/debt cover ratio means the ratio of acceptable presales (as advised by the Bank), less GST and all selling and legal costs, to the facility limit (or total facility limits) for the relevant facility or facilities.

property finance interest cover ratio means the ratio of net property income received during the testing period to the aggregate amount of interest payable during the same testing period.

property finance loan to value ratio means the ratio of debt outstanding divided by the current market value as reported in the most recent valuation, expressed as a percentage.

tangible net worth means total tangible assets minus total liabilities.

total tangible assets means all assets other than intangible assets.

Part 6              Property Conditions

Part 7              General Conditions

1                                         Conditions precedent

Any obligation on the Bank to provide the Borro wer with anything under a facility is conditional on all of the following conditions precedent being met to the Bank’s satisfaction:

(a)                                  the Bank has received originals of each transaction document, related acknowledgment or acceptance and title documents, duly executed by all parties to them where relevant and where applicable:

(i)                                     in registrable form, together with all executed documents necessary to register them in each relevant jurisdiction; and

(ii)                              having had all taxes paid on it or, if not already paid, sufficient same day funds to enable the payment of any taxes chargeable on it, together with all executed documents necessary to effect payment of those taxes;

the Bank has received every valuation the Bank requires;

the results of the Bank’s inquiries and searches are to the Bank’s satisfaction;

in respect of all insurance policies that the Bank requires:

(i)                                     that insurance has been obtained, remains current, and the Bank’s interest is noted; and

(ii)                                  that insurance is with an insurer, for an amount, and otherwise on terms acceptable to the Bank; and

(iii)                               the Bank receives such evidence of that insurance as the Bank requires.

(e)                                  the Bank has received such evidence as it requires that each security remains enforceable, free from all prior security interests and third party rights and interests.

(f)                                   the Bank has received any other document it reasonably requires from a Borrower or a security pro vider;

(g)                               there is no event of default or potential event of default;

(h)                                 all other conditions precedent applicable to the facility have been met.

2                                         Facility limits and other limits

The Borrower must ensure that the facility limit and any other limit applicable to the facility (such as any bill facility component limit) is not exceeded at any time, without the Bank’s prior approval. Any excess may attract default interest and fees and charges, even where the excess is approved.

3                                         Payment obligations 3.1 General repayment obligations

The Borrower must pay:

(a)                               the regular repayments, if any, required in accordance with this Agreement;

(b)                               interest, fees, charges and premiums in accordance with this Agreement;

(c)                                immediately, any amount by which the facility amount owing is in excess of the facility limit;

(d)                                 the facility amount owing on the final repayment date; and

(e)                                any other amounts owing to the Bank by it under this Agreement as set out in this Agreement or as otherwise advised by the Bank.

3.2                               Fees charges and other premiums

(a)                                  All Borrowers, jointly and severally:

(i)                                  are liable to pay the Bank all fees, charges and premiums set out, or provided for, in this Agreement (including the Fees Guide).

(ii)                                  are liable to pay the Bank, and indemnify the Bank for, an amount equal to any costs or taxes in connection with:

(A)                              the transaction documents, the facilities or any transactions under or in relation to them;

(B)                                the Bank exercising, enforcing or preserving rights, powers or remedies (or considering or attempting to do so) in connection with any transaction document, facility or any transactions under or in relation to them; and

(C)                             the costs and remuneration of any receiver appointed by the Bank.

(b)                                 Fees that are payable when an event occurs may be debited when, or after, that event occurs. Periodic fees (such as Service fees) may be debited at any time during, or after, the period to which they relate.

(c)                                  Unless otherwise agreed, fees are not charged on a pro-rata basis and, once incurred, charged or paid (as the case may be), are not refundable in whole or in part.

3.3                               Obligation to pay interest

(a)                                  Unless otherwise stated in the Specific Conditions, interest charges are payable for each day and are calculated by applying the daily interest rate to the balance owing at the end of that day (excluding any amount to which a default interest rate applies).

(b)                                 The Specific Conditions for a facility set out when interest charges (if any) are payable.

(c)                                  Where interest charges are debited to a loan account, they will be deemed to be part of the facility amount owing from the date they are debited.

3.4                               Interest rates

(a)                                  To the extent that a facility has a variable interest rate or default interest rate, each Borrower acknowledges that:

(i)                                     those rates include an indicator rate and may include one or more margins;

(ii)                              the indicator rates that apply to a facility are set out in the Details;

the amount of an indicator rate on any day will be that last published or otherwise advised by the Bank on www.nab.com.au and/or in the local or national press.

(b)                                 During a fixed rate period or pricing period, the relevant interest rate is fixed. If the facility has a fixed interest rate, the initial fixed rate period or pricing period is set out in the Details. The Specific Conditions set out any applicable rules regarding the quotation, setting and acceptance of fixed rates.

(c)                                  If the Details quote the amount of an indicator rate, interest rate, yield rate or default interest rate, and:

(i)                                     state that the rate is “indicative”; or

(ii)                                  indicates that the rate is the current rate,

then the amount quoted is a guide only and may not be the rate that actually applies to the facility.

3.5                               Pricing Review

(a)                                  Other than pricing changes which occur automatically under this Agreement, on or about each anniversary of this Agreement, or such other dates as are agreed, the Bank may review the pricing applicable to a facility and may, on written notice to the relevant Borrower:

(i)                                     introduce a new fee, charge or premium or change an existing fee, charge or premium (including its amount, the way in which it is calculated and when it is charged); and

(ii)                                  change the interest rate or yield rate applicable to a facility including by changing or introducing a margin (including by making the margin positive or negative), or substituting a different indicator rate for the relevant indicator rate (except where the rate is a fixed rate).

(b)                                 In addition, unless specifically stated otherwise, the Bank may, at any time, change the pricing applicable to a facility to the extent necessary to reflect changes to prevailing market conditions or the Bank’s general pricing for facilities of that type. Except in relation to pricing changes which occur automatically under this Agreement, the Bank will give the Borrower notice of any such change in writing and/or by way of advertisement in the local or national press. Where the Bank gives the Borrower notice under this clause by way of advertisement in the local or national press, the Bank will also endeavour to directly notify the Borrower of the change, however should the Bank not do so for any reason, this will not preclude the Bank from charging the new or adjusted pricing.

3.6                               Payments generally to be made in Australian Dollars

(a)                                  All amounts payable by a Borrower are payable in Australian Dollars unless otherwise stated.

(b)                                 If the Bank receives an amount in a currency other than that in which it is due:

(i)                                     the Bank may convert the amount received into the due currency (and if necessary convert through a third currency) on such day and at such rates as the Bank considers appropriate. The Bank may deduct its usual costs in connection with the conversion; and

(ii)                              the Borrower satisfies its obligation to pay only to the extent of the amount of the due currency obtained from the conversion after deducting conversion costs.

(c)                                  If the Bank is debiting an amount to an account held by a Borrower, and that amount is in a currency other than that of the account, the Bank may:

(i)                                     convert the amount to be debited into the currency of the relevant account (and if necessary convert through a third currency) on such day and at such rates as the Bank considers appropriate; and

(ii)                                debit to that account the amount so converted, plus the costs of conversion.

3.7                               Payment in cleared funds

All amounts payable by a Borrower under this Agreement are payable in immediately available cleared funds.

3.8                               No set off or deduction

(a)                                  All payments by a Borrower must be made in full without any set-off, counterclaim or deduction.

(b)                                 If a Borrower or the Bank are, at any time, compelled by law to deduct or withhold any amount (including taxes), that Borrower must indemnify the Bank against that amount and pay concurrently to the Bank such additional amounts as will result in payment to the Bank of the full amount which would have been received if no deduction had been made.

3.9                               Payments due on non-banking days

Subject to the Specific Conditions, if a payment is due under the facility on a day that is not a banking day, that payment may be made on the next banking day.

3.10                        Time for payment

For the purposes of making payments under this Agreement, a day ends at 4 pm in the state or territory where the relationship management team is located, as set out in the Relationship Management section preceding the Letter of Offer.

4                                         Economic costs

4.1                               Payment of economic costs

(a)                                  Economic costs are payable whenever an economic event occurs in relation to a facility.

(b)                                 The Bank will determine the amount of any economic costs in accordance with this clause and will notify the Borrower accordingly. The Borrower must pay the Bank the amount of any economic costs on demand.

4.2                               Economic events

Unless otherwise agreed by the Bank in writing, an economic event is taken to have occurred if, at any time while a fixed rate (whether a fixed interest rate or a yield rate) applies to a facility, a bill facility component, a loan account or a drawing:

(a)                                  all or part of that facility, bill facility component, loan account or drawing is repaid early (even if the Bank agrees to the early repayment being made);

(b)                                 that facility, bill facility component, loan account or drawing, is re-priced by agreement from one fixed rate to another fixed rate or to another type of rate (such as a variable rate);

(c)                                that facility, facility limit or bill facility component is cancelled, reduced or not fully drawn for any reason at any time before the expiry date;

(d)                                 the Bank is for any reason no longer obliged to accept, discount or endorse bills under the facility or a bill is cancelled before its maturity date; or

(e)                                if an event of default has occurred, or the facility amount owing becomes repayable, and the Bank elects to treat it as an economic event;

except to the extent that this occurs:

(f)                                   in relation to a Market Rate Facility, term loan facility or global trade finance facility on the repricing date applicable to the facility or loan account (as the case may be), or if that day is not a banking day, on the next banking day;

(g)                               in relation to a Bill Facility, at the end of a fixed rate period or where a fixed rate period does not apply, on the applicable maturity date;

(h)                                 on the expiry date; or

(i)                                    in order to comply with the amortisation schedule (if any).

4.3                               Calculation of economic costs

The Bank will determine economic costs by calculating a reasonable estimate of the costs and losses incurred by the Bank (including, without limitation, loss of profits, fees, charges and premiums) in connection with an economic event including by reason of:

(a)                               in relation to a facility other than a Bill Facility, a loss or reduction of profits or return or other costs, (representing the difference between the Bank’s cost of funds at the start of the relevant fixed rate period or pricing period and the Bank’s cost of funds at the date of the economic event over the remainder of that period). This is then discounted back to the net present value at the rate equivalent to the Bank’s cost of funds at the date of the economic event;

(b)                                 in relation to a Bill Facility, a loss or reduction of profits or return or other costs representing the difference between the yield rate applicable to the bills when they are drawn and the interest rate the Bank is able to receive in the interest rate market by reference to the Interbank Swap Curve at the date of the economic event for the remaining term to maturity of the facility. This is then discounted back to the net present value at the rate equivalent to the Bank’s cost of funds at that date; or

(c)                                the liquidation or re-employment of deposits or other funds acquired or contracted by the Bank to fund or maintain the facility or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by the Bank (either generally in the course of its business or specifically in connection with this Agreement) to fund or maintain the facility or to hedge, fix or limit the Bank’s effective cost of funding or maintaining the facility.

5                                         Representations and warranties

5.1                               General Representations and Warranties

Each Borrower represents and warrants to the Bank that, at the date of this Agreement and at all times thereafter:

(a)                                  if it is a company, it is duly incorporated and validly existing under the laws of its place of incorporation;

(b)                                 it has full capacity and power to enter into and comply with, and has taken all necessary action to authorise it to enter into and comply with, each facility, the transaction documents, and to make a drawing under, or otherwise utilise, a facility;

(c)                                  it has full power and authority and legal right to own its assets and to carry on its business as presently conducted;

(d)                                 neither it nor any of its assets are immune from the jurisdiction of a court or from legal process;

(e)                                  the transaction documents to which it is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms (subject to law generally affecting creditors’ rights and to principles of equity);

(f)                                    the most recent financial accounts, reports and factual information provided to the Bank by it at any time:

(i)                                     are true and accurate and not misleading in any material respect;

(ii)                                  are (unless the Bank agrees otherwise) prepared in accordance with applicable law and any accounting standards generally applicable in Australia at the time of preparation; and

(iii)                               give a true and fair view of its state of affairs and the result of its operations at the date, and for the period ending on the date, to which those statements are prepared, and no material change has taken place in respect to any of them since the date they were provided to the Bank;

(g)                                 it is not in breach of any law or any agreement, deed, security interest or instrument binding on it or its assets, and it is not in default in respect of any material monetary obligation contracted by or imposed upon it;

(h)                                 no material litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened against it before any court or governmental agency;

(i)                                     complying with the transaction documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;

(j)                                     it is not insolvent;

(k)                                  no potential event of default or event of default has occurred under or in respect of any transaction document that remains unremedied;

(l)                                     except as disclosed to and agreed to by the Bank in writing, it is not a trustee of any trust;

(m)                               it has obtained and maintained in full force and effect all material authorisations, consents, filings, registrations and permits applicable to it or its business;

(n)                                 the execution, delivery and performance of the transaction documents to which it is expressed to be a party will not:

(i)                                     breach or contravene any law or regulation or a judgment, order, ruling or decree of a governmental agency;

(ii)                                  conflict with its constituent documents or any agreement binding on it or any obligation to any person;

create, impose or crystallise any security interest on any of its assets (other than contemplated under any transaction document); or

(iv)                              cause or result in the acceleration of the date of payment of any obligation under an agreement that is binding on it; and

(o)                                 the security is in full force and effect and has the priority contemplated in it.

5.2                               Additional representations and warranties from a trustee

Where a Borrower enters into a transaction document as the trustee of a trust, it makes the following representations and gives the following warranties to the Bank:

(a)                               it enters into each transaction document in its personal capacity and as trustee of the trust and for the benefit of the beneficiaries of the trust;

(b)                               it is the only trustee of the trust;

(c)                                the trust documents disclose all the terms of the trust;

(d)                               it has the power under the trust deed to enter into and observe the trustee’s obligations under each transaction document;

(e)                                  it has the authorisation necessary to enter into the transaction documents, to perform the trustee’s obligations under the transaction documents and to allow them to be enforced (including, without limitation, under the trust deed and its constitution (if any));

(f)                                    it has a right to be fully indemnified out of the trust fund in respect of obligations incurred by it and it has no liability which may be set off against that right of indemnity;

(g)                               the trust fund is sufficient to satisfy that right of indemnity and all other obligations in respect of which it has a right to be indemnified out of the trust fund;

(h)                               it is not in default under the trust deed;

(i)                                  no action has been taken or proposed to terminate the trust;

(j)                                     it, and its directors and other officers (if any), have complied with their obligations in connection with the trust; and

(k)                               the Bank’s rights under the transaction documents to which the Borrower is expressed to be a party rank in priority to the interests of the beneficiaries of the trust.

5.3                               Representations and warranties are repeated

The representations made and warranties given under this clause or otherwise under this Agreement, unless otherwise stated, are deemed to be repeated with reference to the facts and circumstances then existing when any financial accommodation is requested, and when it is provided, on the last day of each interest period and when interest is capitalised or otherwise due and payable.

6                                         Undertakings and covenants

6.1                               Negative Pledge

Each Borrower undertakes to the Bank that it will not, without the Bank’s prior written consent:

(a)                                  raise any financial accommodation from any other party;

(b)                                 cease conducting its business, significantly change the general character of any business it conducts nor engage in any other business other than that in which it is presently operating;

(c)                                  merge with or acquire another company or entity;

(d)                               dispose of any of its subsidiaries;

(e)                                  dispose or part with possession any of its assets (or attempt to do so) except:

(i)                                     in the ordinary course of its business, on arm’s length terms and for market consideration;

(ii)                                  where the asset is no longer required for its business, on arm’s length terms; or

(iii)                               in exchange for other assets of comparable type and value; or

(f)                                    create or allow to exist any security interest over its assets other than:

(i)                                     under the transaction documents; or

(ii)                                  a lien arising by operation of law in the ordinary course of day-to-day trading that does not secure financial accommodation provided to it.

6.2                               General undertakings

Each Borrower undertakes to the Bank that it will:

(a)                                  conduct its business and financial affairs in a proper, orderly and efficient manner and keep proper financial, accounting and other records of the same;

(b)                                 promptly give the Bank any information, documents or consents that the Bank reasonably requires, in the form specified, in connection with it, the facilities or the transaction documents to which it is expressed to be a party;

(c)                                do anything (such as producing and signing documents) the Bank reasonably requires it to do to give full effect to the transaction documents;

(d)                                 take out and keep in full force and effect insurance over all of its physical assets and premises for such amounts and against such risks as a reasonably prudent person in its position would take out;

(e)                                  promptly comply with any request by the Bank to take out such further insurance cover as the Bank may reasonably require;

(f)                                    ensure that its capital is not reduced or made capable of being called up only in certain circumstances;

(g)                                 promptly notify the Bank if the Borrower changes its address; and

(h)                               promptly advise the Bank of any event of default, potential event of default or other event of default (however defined) under any transaction document. .

6.3                               Additional undertakings from a trustee

(a)                                  Where a Borrower enters into a transaction document as the trustee of a trust, that Borrower undertakes:

(i)                                                                                  to provide to the Bank on request certified copies of the trust documents;

(ii)                                  to ensure that it has a right to be indemnified out of the trust fund for all liabilities incurred by it under the transaction documents;

to ensure that there is no restriction or limitation on or derogation from its right of subrogation or indemnity, other than on the grounds of fraud or gross negligence (whether or not arising under the trust documents); and

(iv)                            its lien over the trust fund at all times for liabilities incurred has priority over the rights of the beneficiaries of the trust.

(b)                                 Where a Borrower enters into a transaction document as the trustee of a trust, that Borrower undertakes that, except with the Bank’s prior written consent, none of the following will occur:

(i)                                  re-settlement, vesting or distribution of capital of the trust;

(ii)                                  retirement or replacement of the trustee, or the appointment of a new trustee;

(iii)                          amendment, or revocation of any terms, of the trust deed;

(iv)                            a security interest arises over any asset of the trust;

(v)                                 if a unit trust, not issue any further units in the trust to any person other than a unitholder as at the date of this Letter of Offer; or

(vi)                            breach of any provision of the trust deed.

6.4                               Change of Shareholding

(a)                                  If a Borrower is listed on a stock exchange it will:

(i)                                     promptly notify the Bank if a majority of its shares become held by a person who did not hold a majority of the shares as at the date of this Letter of Offer. For this purpose, associates (as defined by the Corporations Act) shall be treated as the one person; and

(ii)                                  deliver to the Bank a copy of all material notices issued by the Borrower to the exchange, promptly after that notice is given to the exchange.

(b)                                 If a Borrower is a company which is not listed on a stock exchange, it must ensure that no transfer of shares (or issue of shares) in it will be effected without the Bank’s prior written consent. If the Borrower consists of more than one entity, the Bank’s consent will not be required for a transfer or issue of shares in any one of those entities to another of those entities.

6.5                               Partnerships

If a Borrower is a partnership:

(a)                                  each person who is a member of the partnership or a partner (however described) (“partner”) is liable separately, and together with other partners, is liable jointly, for the obligations of the Borrower under the transaction documents to which the Borrower is expressed to be a party;

(b)                                 it agrees to promptly notify the Bank if a person becomes, or ceases to be, a partner at any time whilst any transaction document remains in full force and effect.

(c)                                  each transaction document will continue to bind each person who is a partner at the date of this Letter of Offer and each person who becomes a partner whilst a transaction document remains in force and effect:

(i)                                     despite any changes which may from time to time take place in the partners, or any reconstitution of the partnership, whether by the death, incapacity, or retirement of any partner or the admission of any new partner or otherwise;

(ii)                                  despite the fact that the partnership no longer carries on business; and

(iii)                               despite the fact that the person or any of his or her partners are no longer members of the partnership; and

(d)                                 it agrees to procure the execution of any documents the Bank reasonably requires to give full effect to paragraph (c) above.

6.6                               Class Order

(a)                                  In this clause, “Deed of Cross Guarantee” refers to a deed substantially in the form of a pro-forma deed issued or otherwise approved by the ASIC in order to satisfy ASIC class order eligibility requirements for relief from certain Corporations Act financial reporting obligations.

(b)                                 Each Borrower must notify the Bank in writing:

(i)                                     before it seeks the approval of ASIC in respect of, or executes, any Deed of Cross Guarantee; or

(ii)                              amends or terminates a Deed of Cross Guarantee.

(c)                                  It will be an event of default if the Bank does not receive the notice referred to in paragraph (b).

6.7                               Changes to Accounting Standards

(a)                                  If as a result of a change in the accounting standards generally applicable in Australia:

(i)                                     a Borrower is of the reasonable opinion that it is no longer able to comply with the financial covenants, reporting covenants or other covenants and undertakings set out in this Agreement, and it gives the Bank written notice advising the Bank of this; or

(ii)                                  the Bank is of the reasonable opinion that the financial covenants, reporting covenants or other covenants and undertakings set out in this Agreement no longer satisfy the Bank’s requirements, the Bank will review the affected covenants or undertakings in consultation with the Borrower, to determine whether any amendment of this Agreement is required to take into account the change in accounting standards. The Borrower acknowledges that the Bank may determine, in the Bank’s discretion, that the relevant covenants or undertakings remain applicable without amendment despite the change in accounting standards.

(b)                                 Paragraph (a) above shall not be construed as a waiver of any event of default, or waiver of any of the Bank’s rights under this Agreement.

6.8                               Appointment of Consultants

(a)                                  If there is an event of default or a potential event of default, the Bank may, and at the Bank’s request a Borrower must, engage, such accountancy, financial management and other consultants as the Bank may nominate to investigate the business affairs of the Borrowers and the security providers and whether the Borrowers and the security providers have complied with the transaction documents, and to make recommendations relating to the manner in which the Borrowers and security pro viders carry on their business. Any such engagement (whether by the Bank or a Borrower) will be at the Borrowers’ cost, and the Bank may debit those costs to any account of the Borrower it decides.

(b)                                 Each Borrower agrees to provide, and to ensure each security provider provides, all assistance and information required by the consultants (including making all financial records available and giving access to all premises and records) to enable the consultants to conduct their examination promptly, completely and accurately.

(c)                                  No Borrower or security provider is obliged to accept the recommendations of any consultant, and the Bank will assume no liability with respect to any actions a Borrower or security provider takes, or does not take, as a result of those recommendations.

7                                         Default

7.1                               General Events of Default

A Borrower is in default if, in relation to a transaction document, or any other agreement any Borrower or security provider has with the Bank (each an “arrangement”):

(a)                                  any Borrower or security provider do not pay on time any amount due;

(b)                                 any actual or contingent indebtedness becomes due and payable, or becomes capable of being declared due and payable, before its stated maturity or expiry;

(c)                                any Borrower or security provider fails to comply with any provision of that agreement and, where that failure is remediable, it is not remedied to the Bank’s satisfaction within any period required by the Bank;

(d)                                 an event occurs which would allow the Bank to terminate that arrangement, or a transaction under it;

(e)                                any Borrower or security provider breaches any law or obligation by entering transactions or performing obligations under that arrangement;

(f)                                    all or part of the arrangement is or becomes illegal, void, voidable, unenforceable or otherwise of limited force, priority or effect or claimed to be so, or a person seeks to or becomes entitled to terminate, rescind or avoid all or a material part or material provision of that arrangement; or

(g)                               a change in the financial circumstances of any Borrower or security provider occurs which, in the Bank’s opinion, may have a material adverse effect on that person’s ability to meet its obligations to the Bank;

(h)                                 the Bank reasonably believes any Borrower or security provider has acted fraudulently.

A Borrower is also in default if:

any actual or contingent indebtedness in respect of financial accommodation with any person other than the Bank in excess of the threshold debt amount, becomes due and payable, or becomes capable of being declared due and payable, before its stated maturity or expiry;

execution or distress or any other process is levied or attempted or imposed against or over any of the undertaking, property or assets of any Borrower or security provider, or an order for payment is made, or a judgment is entered or signed, against any Borrower or any security provider, for at least the threshold litigation amount or its equivalent and it is not satisfied or stayed within 5 banking days (unless the order or judgment is the subject of an appeal by the Borrower within such period and the Bank is satisfied that there is reasonable likelihood of success);

it or another person gives the Bank information which the Bank reasonably believes to be incorrect or misleading (including by omission, and including through the representations and warranties under clause 5) in connection with a transaction document or any other agreement any Borrower or security provider has with the Bank;

any security interest is enforced, or becomes capable of being enforced, or the value of any security, as assessed by the Bank, materially decreases;

any Borrower or security provider is insolvent;

any Borrower or security provider that is an individual, no longer has legal capacity or becomes a person protected by the state;

any Borrower or security provider takes any action to reduce or attempt to reduce its capital other than by redemption of redeemable preference shares, or pass a resolution referred to in section 254N of the Corporations Act, in either case without the prior written consent of the Bank;

an investigation by any regulatory authority into all or part of the affairs of any Borrower or security provider commences in circumstances material to its financial condition;

any insurance which the Bank has taken out in relation to a facility, or any insurance which any Borrower or security provider is required to have under the transaction documents, is cancelled, materially altered, or becomes void or unenforceable in a material way;

any other event occurs that this Agreement states is an event of default (however described);

any Borrower or security provider is a trustee of a trust and:

(i)                                     without NAB’s prior written consent, a new trustee is appointed, the trust vests or terminates or any part of the trust fund is resettled or set aside; or

(ii)                                  the trustee’s right to be indemnified out of the trust fund is restricted in any way; or any Borrower or security provider is a partnership and any of the events in paragraphs (a) to (s) occurs in relation to one or more of the partners, in which case, the event is deemed to have occurred in relation to that Borrower or security provider (as the case may be).

7.2                               Additional Events of Default

It is an event of default if, in relation to any facility to which the Property Conditions apply, during the property development period:

(a)                               the builder is, in the Bank’s opinion, unable to complete the project;

(b)                                 the contracts of sale or agreements to lease become void or voidable;

(c)                                the building works do not proceed according to the development and construction budget or the development and construction program provided to the Bank;

there are unfunded cost overruns in respect to a project;

a design variation is made otherwise than in accordance with this Agreement; or

(f)                                    any change, which in the opinion of the Bank is material, is made to the project, including to any plans or specifications in relation to it, without the Bank’s consent.

7.3                               Consequences of default

(a)                               Upon the occurrence of an event of default, the Bank may at its option exercisable without the need to give any notice to the Borrower other than that required by law, treat the total amount owing as payable immediately and may immediately or at any later time enforce any security.

(b)                               If the Bank gives the Borrower a notice stating that an event of default has occurred and the Borrower does not, or cannot, rectify the event of default:

(i)                                     if a grace period is given in the default notice or required by law, within that period; or

(ii)                                  if no grace period is given in the default notice or required by law, immediately,

then subject to any applicable law and in addition to any other rights, powers and remedies the Bank may have (including under a security) the Bank may:

cancel all or any part of the facility limit for all or any facilities with immediate effect; and

(iv)                              declare that all or part of the total amount owing are immediately due and payable (to the extent it is not already due for payment), and if the Borrower does not pay it immediately, the Bank may terminate the facilities and/or sue the Borrower for the total amount owing and/or enforce any security.

(c)                                  If the Bank terminates a facility following the occurrence of an event of default, and at that time there are any treasury related transactions in existence between the Bank and the Borrower (such as financial accommodation, foreign exchange, money market and derivative transactions or general banking facilities) (“open positions”) then:

(i)                                     the Bank may close out the open positions, by entering into opposite positions for the balance of the unexpired term, or by such other means as may be usual in the relevant market and any such close out shall be at the then current market rates;

(ii)                                  any costs incurred by the Bank in closing out open positions under paragraph (i) above will be paid by the Borrower on demand, and any gain derived from the closing out of the open positions will be credited to the Borrower and set off against the total amount owing; and

the Bank will give the Borrower reasonable particulars of the manner of close out of the open positions, and the basis of calculation of any amounts payable by or to the Borro wer arising from that close out.

7.4                               Default Interest

(a)                                  The Borrower must pay default interest charges on any part of the balance owing which is overdue (including amounts in excess of the facility limit). Interest charges payable under this paragraph are calculated daily by applying the daily default interest rate to that overdue amount.

(b)                                 Default interest charges are:

(i)                                     for facilities where interest charges are ordinarily debited to an account or accounts under the facility, added to the relevant balance owing for the facility on each date on which interest is next debited for that facility; or

(ii)                                  for other facilities, at the Bank’s discretion, added to the overdue amount monthly and when the overdue amount is paid, or debited to the nominated account for that facility (or, if permitted by this Agreement, any other account held by the Borrower) on each date on which interest is next debited for that facility, unless the Bank otherwise specifies.

The Borrower will then be liable for interest under this clause on that increased amount.

7.5                               Fees

If the Borrower does not pay on time any amount due under this Agreement, or if it exceeds a facility limit, a fee may apply as detailed in the relevant Fees Guide.

7.6                               Additional review rights

If an event of default has occurred, irrespective of whether or not the Bank has exercised, or waived, any other rights that arise upon the occurrence of that event of default, the Bank may review the pricing applicable to each of the facilities held by the Borrower and shall have the right, on written notice, to vary that pricing as set out in clause 8.

7.7                               Obligations not affected

A Borrower’s obligation to pay on time is not cancelled by this clause.

8                                         Review 8.1 Scope and frequency

The Bank may review compliance with the transaction documents, each Borrower’s financial position and that of each security pro vider:

(a)                                  periodically (at least annually); and

(b)                               at any time if the Bank reasonably believes that there is an event of default or potential event of default.

A review fee may be payable.

8.2                               Assistance

Each Borrower must provide, and must procure that each security pro vider provides, the Bank with all information, documents, consents and assistance the Bank requires in connection with a review, within any time period the Bank specifies.

9                                         Change of Circumstances

9.1                               Illegality

If, as a result of a change in relevant regulation, the Bank determines that it is, or has become apparent that it will become, contrary to that relevant regulation for:

(a)                                  the Bank to fund, provide or maintain a facility or otherwise observe or give effect to the Bank’s obligations under a facility; or

(b)                                 a person from whom the Bank has raised or proposes to raise money in connection with a facility to fund, provide or maintain that money,

then:

(c)                                  the Bank is no longer obliged to provide any drawing or other financial accommodation under a facility;

(d)                                 all amounts payable under each facility, including an amount equal to the total face value of all bills accepted, discounted or endorsed by the Bank and the face value of each bank guarantee and letter of credit issued by the Bank which remain outstanding, are due and payable by the Borrower on demand.

9.2                               Increased Costs

(a)                                  Clause 9.2(b) applies if the Bank determines that in its opinion any order of any court or change in relevant regulation will:

(i)                                  subject the Bank to any taxes or duties with respect to any facility or any part thereof or change the basis of taxation of the Bank for payments hereunder (except for taxes or a change in the rate of tax on the Bank’s overall net income imposed by any taxing authority having the power to levy taxes on the Bank);

(ii)                                  impose, modify or deem applicable any reserve, capital adequacy and/or liquidity adequacy requirements against any of the Bank’s assets, deposits with the Bank or the Bank’s account, or loans by the Bank; or

(iii)                               impose on the Bank any other condition with respect to this Agreement or the obligations assumed by the Bank under it,

and as a result there is:

(iv)                              an increase in the cost to the Bank of making available or maintaining any facility; or

(v)                                a reduction in the amounts receivable or permitted to be received in respect of any facility or any other payment due to the Bank in connection with any facility,

by an amount which the Bank considers to be material.

(b)                                 If this clause applies:

(i)                                     the Bank will use its best efforts to promptly notify the Borrower in writing of the happening of such event;

(ii)                                  the Bank will use reasonable endeavours to eliminate or at least mitigate the foregoing adverse consequences in a manner which does not give rise to costs or other adverse consequences for the Borrower or the Bank; and

the Borrower will indemnify the Bank for any loss suffered by the Bank as a result of the increase in cost or reduction in the amounts received or permitted to be received, and will pay to the Bank on demand such amount as the Bank requires to compensate the Bank in respect of such additional cost or reduced receipts.

10                                  Liability for regulatory events

(a)                               Each Borrower acknowledges that the services may be interrupted, prevented, delayed or otherwise adversely affected by a regulatory event.

(b)                                 Each Borrower agrees that, to the extent permitted by law:

(i)                                     the Bank is not liable for any loss incurred by the Borrower or any other person if an event described in clause 10(a) occurs, irrespective of the nature or cause of that loss, and the Bank has no obligation to contest any regulatory event or to mitigate its impact on a Borrower or the Bank. Each Borrower releases the Bank from all liability accordingly; and

(ii)                                  to the extent that the Bank’s liability cannot be excluded, the Bank’s liability is limited to the cost of having the service supplied again.

(c)                                  Each Borrower agrees that the Bank may use and disclose to an other financial institution or regulatory authority, any information about the Borrower, the services or any person connected with the Borrower or the services, for any purpose which the Bank, or an other financial institution, considers appropriate or necessary in connection with any regulatory event or the services. This may result in information being transmitted overseas. Each Borrower agrees to provide information to the Bank about the Borrower, the services or any person connected with the Borrower or the services on request, and to promptly procure any consents the Bank requires to give effect to this clause.

11                                  Confidentiality

(a)                                  Each Borrower and the Bank agrees, subject to clause 11(b), to keep the terms of the transaction documents, and any information which either may provide to the other under or in relation to the transaction documents, confidential.

(b)                                 Clause 11(a) does not prevent disclosure:

(i)                                     if allowed or required by law, or if required by a stock exchange;

(ii)                                  in connection with legal proceedings relating to the transaction

(iii)                               documents; as described in clause 10(c);

(iv)                              if the information is generally and publicly available;

(v)                                 of the terms of the transaction documents to any Borrower or security provider;

(vi)                            by the Bank to the Bank’s subsidiaries, in which case this clause will apply to the subsidiary;

(vii)                           pursuant to clause 18.12;

(viii)                    by the Bank to any of the Bank’s agents, consultant or adviser engaged by the Bank for the purposes of this Agreement;

(ix)                                to any guarantor or proposed guarantor; or

(x)                                   by any Borrower to any consultant engaged by the Borrower for the purposes of complying with the Bank’s requirements under the facility to the extent that the disclosure is necessary to enable the consultant to comply with those requirements.

12                                  Accounting for transactions

(a)                               Each Borrower irrevocably authorises the Bank to open such accounts as the Bank requires in connection with a facility.

(b)                                 If a Borrower authorises the Bank to debit any amount to an account, the Bank can debit that amount to that account even if it causes the account to become overdrawn. Alternatively, if there are insufficient cleared funds in that account, the Borrower authorises the Bank to debit that amount to any account of the Borrower the Bank decides, including an account the Bank opens in the Borrower’s name.

(c)                                  If a Borrower authorises the Bank to debit an amount to one of two or more accounts, the Bank may choose which of those accounts to debit at its discretion.

(d)                                 If this Agreement does not state to which account an amount may be debited or credited, the Bank may debit or credit that amount to any account of the Borrower the Bank decides, including an account the Bank opens in the Borrower’s name..

(e)                                  Where the Bank debits an account in the name of a Borrower, opened by:

(i)                                     the Borrower, the Borrower must pay the Bank interest (including default interest if applicable) on any debit balance in accordance with the terms of that account;

(ii)                                  the Bank, the Borrower must pay the Bank interest charges on the overdrawn balance of that account at the default interest rate applying to the relevant facility or, if there is none, in accordance with the terms normally applied by the Bank to accounts of that type; or

either the Borrower or the Bank, the overdrawn balance of the account in excess of the applicable facility limit is immediately payable without further notice.

(f)                                    The relevant Borrower must ensure that there are sufficient cleared funds in the nominated account (including any available credit limit applicable to that account) to meet all amounts the Bank is authorised to debit to that account.

(g)                                 The Bank may assign any date it considers appropriate to a debit or credit to an account. In the case of a debit, the date must not be earlier than the date on which the transaction occurs. In the case of a credit, the date must be as soon as practicable after the transaction occurs: this is not necessarily the same day that the transaction occurs.

(h)                               The Bank may subsequently adjust debits and credits to an account or any balance owing so as to accurately reflect the legal obligations of the Bank and the account holder (for example, because of an error or because a cheque is dishonoured). If the Bank does this, it may make consequential changes (including to interest charges).

(i)                                     Unless otherwise provided, the Bank may apply any payment in connection with this Agreement towards satisfying obligations under this Agreement as the Bank sees fit.

(j)                                     Where the Bank is authorised to debit an amount to an account under this Agreement, it can do so without prior notice.

13                        Setting off money

           (a)     The Bank may at any time without notice to the Borrower:

(i)                                     debit and charge an account of the Borrower (or an account conducted by the Bank in the name of the Borrower) with any amounts a Borrower owes to the Bank or with any amounts that the Bank is contingently or prospectively liable to pay in respect of a facility;

(ii)                                  combine and amalgamate any two or more accounts of the Borrower with the Bank;

set off or transfer any credit balance on any account of the Borrower with the Bank in or towards satisfaction of any amounts a Borrower owes to the Bank; and

(iv)                              make any currency conversion the Bank considers necessary or desirable to enable a set-off using the spot rate of exchange quoted by it on the day of conversion.

(b)                                 The Bank’s rights under paragraph (a) above exist and are exercisable whether or not the Bank has agreed to permit any set-off for the purpose of calculation of interest between any two or more accounts, and even though:

(i)                                     the amounts a Borrower owes to the Bank may be or may be expressed to be advanced on any specified account or on two or more accounts;

(ii)                                  the accounts are with any other person as well as the Borrower or are conducted by the Bank in the name of the Borrower or are with different places of business of the Bank; or

(iii)                               any one or more accounts stand in credit.

14                                  Holding Over

If the Bank continues to make a facility available to the Borrower after its final repayment date and the Agreement has not been extended, amended or replaced, then the terms of the Agreement will continue to apply to the facility unless otherwise advised by the Bank. The continuation of a facility under this clause shall not be construed as a waiver of any event of default, nor as a waiver of any of the Bank’s rights under any transaction document, nor as any agreement or undertaking (implied or otherwise) to grant any extension.

15                                  Telephone recording

Each Borrower consents to the Bank recording any telephone conversations between the Bank and the Borrower in relation to the facilities that are customarily recorded in the finance industry or where the Borrower is notified prior to the commencement of the telephone conversation and such recordings being used in any arbitral or legal proceedings. Telephone recordings remain the Bank’s sole property at all times.

16                                  Code of Banking Practice

The Bank has adopted the Code of Banking Practice (“Code”) and relevant provisions of the Code apply to these facilities if the Borrower is an individual or a small business customer (as defined by the Code). The Borrower can obtain from the Bank upon request:

(a)                                  information on the Bank’s current interest rates and standard fees and charges relating to these facilities (if any);

(b)                                 general descriptive information concerning the Bank’s banking services (including information about cheques, account opening procedures, bank cheques, the Bank’s obligations regarding the confidentiality of customer information, complaint handling procedures, the advisability of the Borrower reading the terms and conditions applying to each banking service the Bank provides to it, and the advisability of the Borrower informing the Bank promptly when it is in financial difficulty;

(c)                                  general descriptive information about the identification requirements of the Financial Transactions Reports Act 1988 (Cth) and the options available under the tax file number legislation; and

(d)                               a copy of the Code.

17                                  Notices, other communications and service of documents

17.1                        Service

(a)                               A notice, certificate or other communication given in connection with this Agreement (“notice”) must be in writing, or such other form permitted by this Agreement. Written communications from a Borrower must be signed by a director or another person approved by the Bank.

(b)                                 Notices may be:

(i)                                     given personally (if they are for a Borrower, to that Borrower, one of its partners or one of its directors; if they are for the Bank, to one of the Bank’s employees at the office where this Agreement was arranged or any other office the Bank advises);

(ii)                                  left at the address last notified;

(iii)                               sent by prepaid post to the address last notified;

(iv)                              sent by facsimile to the fax number last notified or by another form of electronic communication to address last notified;

(v)                                 where expressly allowed by this Agreement, by the Bank publishing the notice on the internet or in the press;

(vi)                              given in any other way permitted by law.

(c)                                  Notices take effect from the time they are received unless a later time specified in them.

(d)                                 If a notice is sent by post, it is taken to be received three days after the date of posting.

(e)                                  If a notice is sent by fax machine that produces a transmission report, it is taken to be received at the time shown in a transmission report that indicates that the whole fax was sent.

(f)                                    If a notice is sent by some other form of electronic communication using a system that generates a delivery receipt, it is taken to be received at the time shown in a delivery receipt that indicates that the whole of the message was sent.

(g)                                 If a notice is given by publishing it, it is taken to be received at the time the notice is first published.

17.2                        NAB’s right to rely on notices

Each Borrower agrees that the Bank may rely on any notice from a Borrower, or that the Bank believes in good faith is from that Borrower. Each Borro wer jointly and severally indemnifies the Bank against costs the Bank incurs as a result of the Bank acting in accordance with this clause.

18                                  General 18.1 Statements of Account

The Bank will generally give the Borrower statements for any overdraft facility, NAB Business Plus facility or Foreign Currency Overdraft Facility at least every three months, and for term loan facilities at least every six months. If the Bank is not required by law or under the Code of Banking Practice to give a statement, it may choose not to.

18.2                        The Bank’s certificates

(a)                                  The Bank may give a Borrower a certificate or formal statement about a matter or about an amount (including economic costs, where applicable) which is payable in connection with this Agreement. This is conclusive evidence of the matter or amount, unless it is proved to be incorrect.

(b)                                 The Bank may rely on certificates provided by any other person with a security as to the amount owed to them.

18.3                        How the Bank may exercise its rights

(a)                                  The Bank may exercise a right or remedy, or give or refuse its consent or agreement to any request a Borrower makes, in any way the Bank considers appropriate including by imposing conditions.

(b)                                 The Bank may defer or waive any right or remedy (including the implementation of any fee or charge) without varying this Agreement or creating a new contract.

(c)                                  If the Bank does not exercise a right or remedy fully or at a given time, it can still exercise it later.

(d)                                 The Bank’s rights and remedies under this Agreement are in addition to other rights and remedies provided by law independently of it.

(e)                                  The Bank’s rights and remedies may be exercised by any of its employees or any other person it authorises.

(f)                                    The Bank is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

18.4                        Preservation of the Borrowers’ liability

The Borrower’s liabilities and the Bank’s rights under in or relation to a transaction document, a facility or a transaction under them are not affected by anything which might otherwise have that effect at law or in equity including, without limitation, one or more of the following (whether occurring with or without the consent of a person):

(a)                                  any inaccuracy, insufficiency or forgery or in any certificate or other instrument which purports to be made, issued or delivered under a transaction document, a facility or a transaction under them; or

(b)                                 the Bank or another person granting time or other indulgence (with or without the imposition of an additional burden) to, compounding or compromising with or wholly or partially releasing the Borrower or another person in any way; or

(c)                                  laches, acquiescence, delay, acts, omissions or mistakes on the part of the Bank or another person; or

(d)                                 any variation or novation of a right of the Bank or another person, or alteration of a document, in respect of the Borrower or another person including, without limitation, an increase in the maximum liability of or other variation in connection with a drawing; or

(e)                                  the invalidity or unenforceability of an obligation or liability of a person other than the Borrower; or

(f)                                    invalidity or irregularity in the execution of a transaction document by the Borrower or any deficiency in the Borrower’s powers to enter into or observe its obligations under a transaction document, a facility or a transaction under them.

18.5                        Consents and Conditions

A Borrower must comply with all conditions and requirements in any consent the Bank gives, or agreement to any request a Borrower makes.

18.6                        Variation

(a)                               The Bank may vary the terms of this Agreement by giving written notice to the relevant Borrower at any time to the extent the Bank considers necessary to ensure compliance with relevant regulation or to reflect the Bank’s systems capabilities, provided such variation does not, in the reasonable opinion of the Bank, result in a material change to the nature of the facilities.

(b)                                 Except to the extent that this Agreement expressly contemplates or permits the terms of this Agreement to be varied unilaterally, the terms of this Agreement may only be varied by the written agreement of the parties.

18.7                        GST

Unless otherwise specified, all amounts referred to in this Agreement are exclusive of GST. If GST is imposed on any supply made by one party (“supplier”) under or in connection with this Agreement to the other party (“recipient”), where any amount or consideration (“consideration”) payable or to be provided by the recipient under this Agreement in relation to that supply is exclusive of GST (“GST-exclusive consideration”), the supplier may, in addition to and at the same time as that GST-exclusive consideration is due, recover from the recipient an additional amount on account of GST. This additional amount is to be calculated by multiplying the GST-exclusive consideration for the relevant taxable supply by the GST rate prevailing at the time of the taxable supply.

18.8                        Valuations are for the Bank’s benefit

Any property valuation obtained by or for the Bank is for the Bank’s use only. The Bank accepts no responsibility for any reliance on a property valuation by any other person.

18.9                        Indemnities

The indemnities in this Agreement are non-revocable and continuing obligations, independent of a Borrower’s other obligations under this Agreement. It is not necessary for the Bank to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

18.10                 Inconsistent and applicable law

(a)                                  To the extent permitted by law, this Agreement prevails to the extent it is inconsistent with any law and all relief or protection conferred on you by any law is negatived and excluded.

(b)                                 This Agreement is governed by the laws of the state or territory where the relationship management team is located, as set out in the Relationship Management section preceding the Letter of Offer. Each Borrower and the Bank submit to the non-exclusive jurisdiction of the courts of that place.

(c)                                  The Bank may serve any document on a Borrower in a court action by delivering it to, or leaving it at, the Borrower’s last known address or such other address as the Borrower and the Bank agree at any time. This clause does not prevent any other method of service.

18.11                 Severability

(a)                                  If a provision of this Agreement is void or voidable or unenforceable by the Bank, but would not be void or voidable or unenforceable if it were read down, it shall be read down accordingly.

(b)                                 If, despite paragraph (a), a provision of this Agreement is still void or voidable or unenforceable by NAB:

(i)                                     if the provision would not be void or voidable or unenforceable if a word or words were omitted there from, that word or those words (as the case may be) are severed; and

(ii)                                in any other case, the whole provision is severed, and the remainder of this Agreement has full force and effect.

18.12                 Assignment

(a)                               The Bank may assign or otherwise deal with its rights or transfer by novation any of its rights and obligations under any transaction document to any person or combination of persons in any way it considers appropriate. If the Bank does this, no Borrower may claim against any assignee (or any other person who has an interest in a facility) any right of set-off or other rights any Borrower may have against the Bank.

(b)                               Each Borrower agrees that the Bank may disclose any information or documents the Bank considers desirable to help it exercise its rights under paragraph (a), including by disclosing information or documents at any time to a person to whom the Bank assigns or proposes to assign the Bank’s rights under the transaction documents.

(c)                                  Each Borrower agrees, on request, to sign any documents or give any consents that NAB considers desirable to help it exercise its rights under paragraph (a).

(d)                               The Bank may grant by way of sub participation (being a right to share in the financial effects of this Agreement, without any rights against the Borrower) all or part of the Bank’s rights and benefits under this Agreement to any other person without having to obtain the consent of or to notify any Borrower or security provider.

(e)                                  The rights of a Borrower are specific to that Borrower and may not be assigned without the Bank’s prior written consent.

19                                  Definitions and interpretation

(a)                                  Where a term is defined or otherwise described in:

(i)                                     the Details in relation to a facility (for example, expiry date, customer margin or facility limit); or

(ii)                                  a Part, these General Conditions, any Specific Conditions or any Property Conditions,

a reference in this Letter of Offer to that term is a reference to that term as so defined or described (as amended from time to time in accordance with this Letter of Offer).

(b)                                 Terms used in this Agreement have the meaning given to them in generally accepted accounting principles and standards in Australia unless otherwise expressly defined.

(c)                                  These meanings apply to this Agreement, unless otherwise stated:

adjusted facility limit means the facility limit less the facility limit deduction.

Agreement:

(i)                                     in relation to each facility that is described as a ‘New Facility in this Letter of Offer’, means the terms of that facility as set out in this Letter of Offer, the relevant Fees Guide and any other contract documents described in the Details or the Specific Conditions for that facility; and

(ii)                                  in relation to the other facilities, has the meaning given to it in Part 1 of this Letter of Offer.

agreement to lease means an agreement between the Borrower and a prospective tenant to lease space in the project following practical completion on terms and conditions detailed in a lease document attached to the agreement to lease.

amortisation schedule means, for a facility, the Amortisation Details or Amortisation Schedule specified in the Details or any Amortisation Schedule provided to the Borrower by the Bank as a replacement, in accordance with this Agreement.

ASIC means the Australian Securities and Investments Commission.

attachment notice means a notice pursuant to Section 218 of the Income Tax Assessment Act 1936 (Cth) or any analogous notice, procedure or process under any Statute in respect of unpaid taxes of any Borrower or any security provider.

available funds means, in relation to a facility to which the Property Conditions apply, the funds not drawn under the facility at the time the drawdown notice, calculated as the facility limit less the balance owing less the unallocated project contingency for that facility.

balance owing means:

(i)                                     for a loan account, at any time, the difference between all amounts credited and all amounts debited to that loan account at that time;

(ii)                                  for a drawing, at any time, the amount of the drawing less any amounts of principal repaid in relation to the drawing; and

for a facility with multiple loan accounts or drawings, the sum of the balance owing for each such loan account or drawing to the extent that amount is a debit balance. Where this amount is to be calculated for the end of a day, it includes all debits and credits assigned to that day.

Bank means National Australia Bank Limited ABN 12 004 044 937 and its successors and assigns.

bank guarantee means a bank guarantee provided, or to be provided, by the Bank to a beneficiary on the date issued.

banking day means a day other than a Saturday or Sunday, or a day gazetted as a public holiday throughout Australia.

beneficiary means, in relation to a bank guarantee or a letter of credit, a person to whom the bank guarantee or letter of credit is to be, or already has been, issued.

bill means a bill of exchange, including any bill accepted or drawn by means of facsimile signature or by electronic or other means and any equivalent obligation which is a dematerialised security (as defined in the Austraclear System Regulations from time to time) or anything the Bank deems to be a “bill” for the purposes of this Agreement.

bill facility component and bill facility component limit have the same meaning as set out in the Bill Facility Specific Conditions.

Borrower means, in relation to a facility, the person or persons named as ‘Borrower’ in the Details. If there is more than one person named as, or if more than one person comprises, a ‘Borrower’, Borrower means each of them separately and every two or more of them jointly. “All Borrowers” means all persons named as ‘Borrower’ in the Details for all facilities.

building means, in relation to a property, the building described in relation to that property in the Property Conditions.

building contract means the agreement/s (including subcontracts) that relate to the development, construction and completion of the building and which are in a form acceptable to the Bank.

building cost means the total consideration under the building contract/s and, where not included in those building contracts, any on-site holding costs, including for plant and equipment and site amenities.

building works means all of the works to be undertaken under the building contract.

change in relevant regulation means any change in any relevant regulation (including the introduction of a new relevant regulation), or any change in the interpretation or administration of any relevant regulation after the date of this Letter of Offer.

Certificate of Classification/Occupancy means a document issued by the relevant regulatory authority giving approval for occupancy of the completed project.

Certificate of Practical Completion means an unconditional and unqualified certificate from the Quantity Surveyor or another person acceptable to the Bank confirming that, subject only to the delivery of the certificate, practical completion has occurred.

contract of sale means, in relation to a project, a contract between the Borrower and a purchaser for all or part of the property.

Corporations Act means the Corporations Act 2001 (Cth).

cost to complete means, in relation to a project, the amount which will be required to be expended by the Borrower at any time in relation to the project in accordance with the development and construction budget and the development and construction program provided to the Bank under the relevant Property Conditions to achieve practical completion including, but not limited to:

(i)                                     the cost to complete construction;

(ii)                                  all other costs relevant to the development and construction of the project; and

all interest and other financing costs to be paid during the period to the practical completion date having regard to the proposed schedule of drawings to be made.

cost overrun means, in relation to a project, at any time, and from time to time, the amount by which the cost to complete exceeds the available funds.

costs includes costs, charges, fees, expenses and other outgoings including those in connection with advisers or professional consultants (in the case of legal advisers, including in-house legal advisers, on a full indemnity basis or solicitor and own clients basis, whichever is higher) and reasonable expenses incurred by the use of the staff and facilities of NAB and, in the case of securities, where applicable, in preserving and maintaining the assets and property the subject of the security (such as by paying insurance, rates and taxes for the property) interest, penalties, and fines.

daily default interest rate means, for any day, the default interest rate applying to the facility for that day divided by 365.

daily interest rate means, for any day:

(i)                                     in relation to a global trade finance facility, the interest rate applying to the facility or drawing (as the case may be) for that day divided by 365 where the currency is Australian Dollars (AUD), Fiji Dollars (FJD), Pounds Sterling (GBP) or Hong Kong Dollars (HKD) and 360 in all other cases.

(ii)                                  in relation to any other facility (or any part of such a facility), the interest rate applying to the facility (or that part of the facility) for that day divided by 365.

date issued means, in relation to a bank guarantee, the date specified in the Details or otherwise agreed as the date on or before which a bank guarantee is to be, or has already been, issued by the Bank to the beneficiary.

Details means, in relation to a facility, the Details in relation to that facility in Part 1 of this Letter of Offer.

default has the meaning given in clause 7.

development approval means, in relation to a project, all regulatory approvals, permits, authorisations and any other form of unconditional documentation as required to be issued by the necessary approval authorities prior to the project commencing.

development and construction budget means an estimate of all costs necessary to complete the project as agreed in writing between the Borrower and the Bank, including, but not limited to:

(i)                                     land acquisition costs and associated expenses;

(ii)                                  building cost with provisional cost items clearly identified;

(iii)                               finance costs and interest expenses;

(iv)                              rates, taxes and all site holding costs;

(v)                                projected allowance for escalation of costs both within the overall development and construction budget and within the building contra ct;

(vi)                              provision of contingency sums in respect of potential construction delays, variations and budget increases;

(vii)                           design consultancy, professional and supervisory fees;

(viii)                        any other development costs including, but not limited to, legal fees, holding costs, marketing costs and selling costs; and

(ix)                            cash flow analysis outlining the proposed drawings required to complete the project based upon the development and construction program.

development and construction program means a document comprised of all critical activities under each stage of the project, their duration and relationship necessary to establish a critical path and target completion date for the project including an adequate provision of a delay allowance.

drawdown date means:

(i)                                     for a facility other than a bill facility, each date on which a facility (or part thereof) is drawn; and

(ii)                              for a bill facility, the date on which a bill is accepted, discounted or endorsed under a facility, as specified in the Details.

drawdown notice means a notice requesting a drawing, or otherwise giving instructions in relation to the drawing, in a form acceptable to the Bank.

drawing means each financial accommodation actually provided under a facility. economic costs and economic event each has the meaning described in clause 4. event of default means an event so described in clause 7.1 or clause 7.2.

facility means financial accommodation provided to the Borrower under this Agreement or as otherwise agreed.

facility amount owing means at any time, the total of all amounts which are then due for payment, or which will or may become due for payment to the Bank under the Agreement in relation to a facility which has not been fully and finally paid.

facility limit deduction means the guaranteed amount of any bank guarantee or the total face value of any letter of credit or similar instrument issued by the Bank under any other agreement with the Borro wer which has not been cancelled to the Bank’s satisfaction.

facility term means:

(i)                                  for a Bill Facility, the period beginning on the commencement date and ending on the expiry date;

(ii)                              for any other facility, the period beginning on its commencement date (if any) or otherwise on its first drawdown date and ending at the expiry of the facility term or the expiry date.

Where no expiry date or facility term is set out in the Details for a facility or is otherwise agreed, that facility is provided on an ongoing basis subject to the terms of this Agreement and does not, for the purposes of this Agreement, have a ‘facility term’.

Fees Guide means the Bank’s “A Guide to Fees and Charges (Business)” and/or the Bank’s “A Guide to Fees and Charges (International Trade Services)” booklet, as amended from time to time, as the case may be.

final repayment date means in relation to a facility the earlier of:

(i)                                     the last day of the facility term (if any);

(ii)                                  the date the facility limit is cancelled; or

(iii)                               the date the facility is terminated or otherwise ends,

or if that day is not a banking day, the next banking day unless otherwise stated in the Specific Conditions for that facility or unless otherwise agreed.

financial accommodation means any financial accommodation and includes the acceptance, discounting and endorsement of bills and the issue of bank guarantees and letters of credit.

first drawdown date means for a facility, the first date the Borrower makes or obtains (as relevant) a drawing and means, for a loan account, the first date the Borrower makes or obtains (as relevant) a drawing which is to be debited to that loan account.

fixed rate period means, in relation to a facility or drawing, the period during which a specific interest rate or yield rate will apply and will not change.

floating rate in relation to a Bill Facility, has the same meaning as set out in the Bill Facility Specific Conditions.

funded property means in relation to a facility, each property identified in the Property Conditions applicable to that facility.

funding table means, in relation to a project, the Funding Table (if any) in the relevant Property Conditions.

global trade finance facility means any facility to which the Global Trade Finance Specific Conditions apply, as stated in the Details.

gross realisations means the aggregate of all sales contracts in relation to the project, or, in the Bank’s discretion, an estimate of the aggregate of all sales contracts in relation to the project.

GST means goods and services tax or any similar tax.

guaranteed amount means, in relation to a bank guarantee, the amount specified as the Amount or the Guaranteed Amount in the bank guarantee.

A person is insolvent if:

(i)                                  they are (or state they are) an insolvent under administration or insolvent (each as defined in the Corporations Act);

(ii)                                  they have a controller appointed, are in liquidation, in provisional liquidation, under administration or wound up or have had a receiver appointed to any part of their property;

a compromise, arrangement, assignment, moratorium or composition is proposed with, or becomes effective in relation to, their creditors or any class of their creditors (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Bank);

(iv)                              an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with them, which is preparatory to or could result in any of the things referred to above;

(v)                                 they are taken (under section 459F of the Corporations Act) to have failed to comply with a statutory demand;

(vi)                              they are the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or they make a statement from which NAB reasonably deduce they are so subject);

(vii)                           they are a natural person, they commit an act of bankruptcy within the meaning of the Bankruptcy Act 1966 (Cwlth);

(viii)                        they are otherwise unable to pay their debts when they fall due; or

(ix)                                something having a substantially similar effect to any of the things referred to above happens in connection with them under any law.

Interbank Swap Curve means the benchmark interest rates used by banks to swap their types of borrowings (that is, fixed rate for floating rate) with no exchange of principal amounts for terms greater than 12 months.

interest debit date means, in relation to a facility, the date on which interest charges are to be debited as set out in the Specific Conditions for that facility.

interest period means, the frequency with which, or the period for which, interest is calculated and charged as the context requires as stated in this Letter of Offer or as otherwise agreed.

interest rate means the per annum rate of interest applicable to a facility or part of a facility as described in the Details or as otherwise agreed.

letter of credit means a documentary letter of credit or a standby letter of credit issued by the Bank pursuant to a facility.

loan account means an account the Bank establishes or has already established in relation to one or more Borrowers or the facility for recording transactions in connection with a facility and includes, in relation to an overdraft (including a Foreign Currency Overdraft Facility), the associated transaction account.

maturing bill means a bill maturing on a maturity date. maturity date means the date on which a bill is due to mature.

nominated account means in relation to a facility, the account described in the Details as such, or such other account acceptable to the Bank as the Borrower nominates for the purposes of debiting and crediting amounts in relation to this Agreement.

other facility that are described as ‘Other Facilities’ in Part 1 of this Letter of Offer.

other financial institution means such other financial institutions, or other offices of the Bank, locally and overseas, that are involved in providing a service to a Borrower under or in relation to a facility (whether appointed by the Bank or not, and whether their involvement is known to the Borrower or not).

overdraft means a facility described as such in the Details other than a Foreign Currency Overdraft Facility.

potential event of default means an event which, with the giving of notice (whether or not notice is actually given), lapse of time, fulfilment or non-fulfilment of any condition or any combination of the above, would be likely to become an event of default.

practical completion, in relation to a project, has the same meaning as in the relevant building contract, and any agreement to lease or lease, or as advised by the relevant architect, as determined by the Bank in its absolute discretion.

practical completion date, in relation to a project, means the date on which the Bank receives the Certificate of Practical Completion.

pricing period has the meaning given to that term in the Market Rate Facility Specific Conditions.

proceeds of discount has the meaning given to that term in the Bill Facility Specific Conditions.

project means the development of the site and the construction, development, commissioning, operation and maintenance of the building(s).

project consultants means all development and construction consultants appointed to the project including, but not limited to, the architect, structural engineer, mechanical and electrical engineer and any other such consultants as the Bank deems necessary in its discretion.

project documentation means all documentation, whether in written, electronic or other form, that relates to the construction and development of project, including all plans, designs, specifications and drawings.

property development and investment facility means a facility which has property development and investment as its purpose, as stated in the Details.

property development period means, in relation to a facility to which the Property Conditions apply, the period described as such in those Property Conditions.

property investment period means, in relation to a facility to which the Property Conditions apply, the period described as such in those Property Conditions.

Quantity Surveyor, in relation to a property, means a quantity surveyor, appointed on terms acceptable to the Bank, in respect of the project.

receiver includes receiver, or receiver and manager or controller as defined in the Corporations Act.

related entity means any entity which is related to the first within the meaning of section 50 of the Corporations Act or any economic entity (as defined in any approved accounting standard) which describes the first.

regulatory authority means any local or foreign government or their instrumentalities. regulatory event means any:

(i)                                     law or other form of regulation;

(ii)                              practices or policies of a regulatory authority;

(iii)                          investigation into the Borrower or any related entity of the Borrower by a regulatory authority;

(iv)                              application for or grant of an injunction or order in respect of any security, facility or account held with the Bank made by a regulatory authority, or

(v)                                 code of practice or custom relating to the provision of those services which a reasonable and prudent banker would comply with,

whether in Australia or elsewhere, that, in the Bank’s good faith opinion, or that of another financial institution, applies in any way to a Borrower or a security provider, or the service.

related entity means any entity that is related to the first within the meaning of section 50 of the Corporations Act or any economic entity (as defined in any approved accounting standard) which describes the first.

relevant regulation means any law, regulation or an official policy, directive, standard or guideline, which has the force of law, or compliance with which is in accordance with normal banking practice in the jurisdiction concerned.

repricing date means:

(i)                                     for a market rate facility, the first day of any pricing period under that facility; and

(ii)                                  for a term loan facility, the first day after the end of a fixed rate period; and

(iii)                          in relation to a drawing under a global trade finance facility, the last day of the term of that drawing.

security means each security interest described in Part 2 of this Letter of Offer and any substitute or additional security interest applicable to the facilities provided under this Agreement. Security also includes any priority agreement relating to any security.

security interest means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power. Security interest also includes a guarantee, indemnity or a guarantee and indemnity.

security provider means, in relation to a facility, each person (other than the Borrower for that facility) who gives a security.

service means any service the Bank provides to a Borrower under or in relation to a facility including making or processing any payment or issuing any document.

site, in relation to a property, means the land described by reference to the property address in the relevant Property Conditions.

subsidiary has the same meaning as under the Corporations Act.

taxes means taxes, levies, imposts, rates, charges and duties (including GST, stamp and transaction duties) imposed by any authority together with any related interest, penalties, fees, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the Bank’s net income.

threshold debt amount means the amount set out in Part 4 of this Letter of Offer, or if no such amount is set out, $zero .

threshold litigation amount means the amount set out in Part 4 of this Letter of Offer, or if no such amount is set out, $zero.

term loan facility means any facility to which the Term Loan Facility Specific Conditions apply, as stated in the Details.

transaction documents means this Letter of Offer, the Agreement for each facility, the security, any other documents that include (by variation or novation or otherwise) the terms of any facility or transaction under them and any other document that the Bank and a Borrower agree is a transaction document.

total amount owing means, at any time, the total of every facility amount owing and any other amounts which are then due for payment, or which will or may become due for payment, in connection with the transaction documents.

trust means a trust or a settlement.

trust deed means, in relation to a trust, the trust deed creating or constituting the trust.

trust documents means, in relation to a trust, the trust deed and all other documents relating to the trust.

trust fund means, in relation to a trust, the assets of the trust.

unallocated project contingency means the amount of the ‘project contingency’ as detailed in the development and construction budget (as amended from time to time with the Bank’s approval) which remains unallocated at the time of the relevant drawdown notice.

yield rate has the meaning set out in the Bill Facility Specific Conditions.

(d)                                 A reference:

(i)                                     to a month means a calendar month, and a reference to a quarter means a calendar quarter, unless otherwise stated;

(ii)                                  to any thing includes the whole and each part of it;

(iii)                               to a document includes any variation or replacement of it;

(iv)                              to law means common law, principles of equity, and laws made by parliament (and laws made by parliament include regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of them);

(v)                                 to the words ‘including’, ‘such as’ or ‘for example’ when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(vi)                              to the word person includes an individual, a partnership, a joint venture, a body corporate, a corporation, an association or an authority;

(vii)                           to a party includes that person’s successors and permitted substitutes or assigns;

(viii)                        to an asset includes all property of any nature, present or future, tangible or intangible, such as intellectual property rights, a business and all rights, revenues and benefits in, under or derived from it;

(ix)                                to an interest rate means a rate per cent per annum;

(x)                                   to an amount is a reference to an amount in Australian Dollars unless another currency is specified, in which case it is a reference to an amount in that specified currency;

(xi)                                in the General Conditions, Property Conditions or any Specific Conditions to a clause is a reference to a clause in those General Conditions, Property Conditions or Specific Conditions (as the case may be) unless otherwise stated.

(e)                                  If something is to be “to the Bank’s satisfaction”, it must be satisfactory in both form and substance to the Bank, and, if the Bank requires, to the Bank’s legal and financial advisers.

The singular includes the plural and vice versa.

To the extent permitted by law, any authority given by a Borrower under this Agreement is irrevocable unless otherwise stated.

(h)                                 Nothing in the Agreement is to be interpreted against a party solely on the ground that the party put it forward.

(i)                                     Headings are for convenience only and do not affect the interpretation of this Agreement, except that where a clause heading includes the name of a facility that clause applies only to a facility with that name.

(j)                                     A director or other person acceptable to the Bank must certify a document that is given to the Bank to satisfy a condition precedent to be a true and complete copy of the original document.

20                                  Inconsistency

20.1                        Precedence of this clause

For the avoidance of doubt, this clause takes precedence over all transaction documents in relation to resolving any inconsistencies provided for in the sub-clauses below.

20.2                        Transaction documents

Unless expressly stated, if there is any inconsistency between any term in this Letter of Offer (in this case, as amended) and a provision in:

(a)                                  a security; or

(b)                               any other transaction document,

the term in this Letter of Offer takes precedence to the extent of the inconsistency.

20.3                        Facilities

Any inconsistency as between the terms of a facility will be resolved, to the extent that it is impossible to comply with those inconsistent terms, as follows:

(a)                                  the Details take precedence over all of the following;

(b)                                 the Property Conditions take precedence over all of the following;

(c)                                  the Specific Conditions take precedence over all of the following;

(d)                                 any additional documentation referred to in the Special Conditions section of the Details takes precedence over all of the following;

(e)                                  Parts 2 to 5 (inclusive) of this Letter of Offer take precedence over all of the following;

(f)                                    these General Conditions take precedence over all of the following; and

(g)                               the relevant Fees Guide.

Part 8              Bank Guarantee Facility Specific Conditions

1                                         Issue of Bank Guarantees

(a)                                  The Borrower may apply for the Bank to issue a bank guarantee to a beneficiary if:

(i)                                  the facility amount owing for the facility does not and, after the bank guarantee is issued, will not, exceed the facility limit less any facility limit deduction;

(ii)                                  the request is in the form required by the Bank from time to time;

(iii)                          the date the bank guarantee is to be issued is on or before any issue date;

(iv)                              all conditions precedent have been met.

(b)                                 The Bank may accept or reject an application for a bank guarantee in its discretion.

2                                         Nominated account

The Borrower authorises the Bank to debit the nominated account with any amounts payable by the Borrower in relation to the facility including interest, fees and charges, taxes, enforcement expenses, economic costs and amounts payable under an indemnity, unless otherwise stated or agreed.

3                                         Indemnity

In addition to any other indemnity obligations in this Agreement, the Borrower indemnifies the Bank in respect of any amount the Bank pays to a beneficiary under a bank guarantee. Any amount the Borrower must pay the Bank under this clause is payable in Australian dollars and becomes due and payable upon the earlier of:

(a)                                  the Bank making payment under a bank guarantee; or

(b)                                 the Bank incurring an obligation to make payment under a bank guarantee, or

(c)                                the Borrower being in default.

4                                         Payment of Bank Guarantee without demand

The Bank may, at any time, end its obligations under a bank guarantee by paying to the beneficiary the guaranteed amount or such lesser amount as is required to discharge the Bank’s obligations under the bank guarantee, even though no demand is made on the Bank by that beneficiary.

5                                         Partial payments

(a)                                  The Borrower agrees that if a demand is made by a beneficiary for a partial payment of the guaranteed amount, the Bank may at its discretion and without further reference to the Borrower, pay the amount demanded and issue to the beneficiary a replacement bank guarantee for the balance of the guaranteed amount. This procedure may be repeated at the Bank’s discretion.

(b)                                 The Borrower agrees that this Agreement applies to any replacement bank guarantee issued under this clause.

6                                         No obligation to enquire

The Borrower irrevocably authorises the Bank to immediately pay any amount demanded at any time under a bank guarantee. The Borrower agrees that the Bank:

(a)                                  need not first refer to the Borrower or obtain the Borrower’s authority for the payment;

(b)                                 need not enquire into the correctness or validity of any demand made on the Bank under a bank guarantee; and

(c)                                  may meet any demand even though the Borrower disputes the validity of the demand.

7                                         Return of Bank Guarantees

The Borrower must return to the Bank a bank guarantee if it is given to the Borrower by the beneficiary on production of a bill of lading or otherwise.

8                                         Amounts paid on default

If, on a day when the Borrower makes a payment required under the clause “Consequences of Default” (see the General Conditions), there are any bank guarantees in respect of which payment of the whole or part of the guaranteed amount has not yet been demanded by the beneficiary, and a portion of that payment represents those undemanded guaranteed amounts, then the Bank will:

(a)                               deposit that portion in an interest bearing deposit account on terms which the Bank considers appropriate (which may include making the deposit with the Bank).

(b)                                 use the amount deposited towards paying a beneficiary of a bank guarantee when the beneficiary demands payment of moneys the Bank is liable to pay under the bank guarantee; and

(c)                                  pay to the Borrower the amount which the Bank certifies is that part of the deposited amount which remains and the interest earned on it (net of the Bank’s income tax liability in connection with those earnings) which remains after all of the Borrower’s obligations (contingent or otherwise) under this Agreement have been satisfied.

9                                         Debiting accounts

The Borrower authorises the Bank to debit to the nominated account any amounts payable by the Borrower in relation to the facility including interest, fees and charges, taxes, enforcement expenses, economic costs and amounts payable under an indemnity, unless otherwise stated or agreed.

Acceptance of Letter of Offer

To accept this Letter of Offer, each Borrower must sign the duplicate and return it to the Bank before the deadline for acceptance set out in the section titled “Offer Period” at the beginning of this Letter of Offer.

If provision is made for security provider/s to sign this letter of offer, then each security provider must also sign the duplicate and return it to the Bank before the deadline for acceptance set out in the section titled “Offer Period” at the beginning of this Letter of Offer.

In accepting this Letter of Offer by executing this document, the Borrower:

1.                                       accepts the Bank’s offer set out in this Letter of Offer; and

2.                                       acknowledges and confirms that before indicating that the Borrower intends to be bound, the Borrower has;

(i)                                     read this Letter of Offer; and

(ii)                                  received and read a copy of each document that forms part of each Agreement; and

3.                                       acknowledges and agrees that the other facilities are varied / extended as contemplated in Part 1 of this Letter of Offer; and

4.                                  acknowledges and agrees that each security provided by the Borrower to support any of the facilities provided by the Bank is, and remains in full force and effect, and continues to secure all present and future obligations of the Borrowers, and the security providers to the Bank including obligations in respect of those facilities and the other facilities as amended by this Letter of Offer; and

5.                                       declares that it understands and agrees that any mortgaged or secured property will be at risk if any Borrower or any security provider defaults; and

6.                                       declares that all information given by it to the Bank is accurate and not misleading (by omission or otherwise), and the Borrower acknowledges that the Bank is relying on that information; and

7.                                       acknowledges that the Bank may pay a commission for the introduction of credit business where the Borrower has been introduced to the Bank by a third party.

Yours sincerely,

/s/ Graeme Johnson
Graeme Johnson
Associate Director

Incorporated Borrowers sign the duplicate copy of this Letter of Offer where indicated as an acceptance of these arrangements and return to the Bank. The original may be retained for the Borrower’s records.

Companies Executing without using a Common Seal

Executed By

Channell Pty Limited ABN 29 002 735 622

By being signed by:

/s/ George Apostolidis	/s/ Amarjeet Kulkarni
Signature of Director	Signature of Director/Secretary

George Apostolidis	Amarjeet Kulkarni
Name of Director	Name of Director/Secretary

9/10/07	9/10/07
Date	Date

Executed By

Bushmans Group Pty Limited ABN 90 090 744 022

By being signed by:

/s/ George Apostolidis	/s/ Amarjeet Kulkarni
Signature of Director	Signature of Director/Secretary

George Apostolidis	Amarjeet Kulkarni
Name of Director	Name of Director/Secretary

9/10/07	9/10/07
Date	Date

Acknowledgment by Guarantor/Security Provider

By executing this acknowledgment, the guarantor or security provider named below acknowledges, agrees and confirms that:

1.	it has received and read a copy of this Letter of Offer; and

2.	Part 1 of this Letter of Offer has the effect of varying certain other facilities as set out in that section; and

3.

each security (including any guarantee and indemnity) provided by it to support any of the facilities provided by the Bank is, and remains, in full force and effect, and continues, and extends, to secure all present and future obligations of the Borrowers, the guarantors and the security providers to the Bank including obligations in respect of those facilities and the other facilities as amended by this Letter of Offer.

Incorporated Guarantor/Security Provider Executing without using a Common Seal

Executed By

Channell Pty Limited ABN 29 002 735 622

By being signed by:

/s/ George Apostolidis	/s/ Amarjeet Kulkarni
Signature of Director	Signature of Director/Secretary

George Apostolidis	Amarjeet Kulkarni
Name of Director	Name of Director/Secretary

9/10/07	9/10/07
Date	Date